  EXHIBIT 99.1

Charge Enterprises Adds Three Independent Members

 to its Board of Directors

New York (January 14, 2022) – Charge Enterprises, Inc. (OTC PINK:CRGE), (“Charge”), consisting of a portfolio of global businesses with the vision of connecting people everywhere with communications and electric-vehicle charging (“EV”) infrastructure, today announced that its Board of Directors has added three new independent members: Chantel E. Lenard, Gary Jacobs, Esq., and Amy Hanson to its board of directors.

Ms. Lenard was selected as one of the “100 Leading Women in North American Auto Industry” by Automotive News, received the Outstanding Industrial Engineering Alumni award from Purdue University and is also a recipient of an Effie Gold Award for marketing innovation and effectiveness. Having served as U.S. Chief Marketing Officer of Ford Motor Company, in a 25-year career where she created high performance results delivering $80 billion in annual revenue, Ms. Lenard transformed Ford’s marketing approach toward a digital focus and led the integration of predictive analytics into the client centric experience. She also possesses strong board of directors experience.

Mr. Jacobs has extensive business and corporate experience, including corporate strategy and international ventures.   As a corporate lawyer, he represented major companies active in a variety of industries in M&A, securities and other transactions.   He previously served in senior executive positions at MGM Resorts International, including President of Corporate Strategy, Executive Vice President, General Counsel and Secretary. He was also a member of MGM’s board of directors and Executive Committee.   While at MGM Resorts Mr. Jacobs was heavily involved in major corporate transactions, such as MGM’s acquisition of Mandalay Resorts, the development of City Center, the purchase and sale of significant properties and domestic and international expansion.   He is currently Chairman of Second Wave Delivery Systems, LLC, and until its sale in 2020, was Chairman of Accuity Delivery Systems, LLC.

Ms. Hanson has extensive experience as a C-level executive with a focus on finance, operations, strategic planning and M&A execution encompassing acquisition, consolidation and integration leadership. She founded an advisory firm to counsel senior corporate leadership on real estate strategy, technology portfolio insights and private label credit business. She has strong board of directors experience and was previously Executive Vice President and Corporate Officer of Macy’s Inc where she spent 33 years in various executive positions.

"We are honored to have the collective expertise of these newly appointed board members," said Andrew Fox, Founder and CEO of Charge Enterprises Inc. "Their proven history of building scalable growth businesses across multiple industries and creating value for shareholders aligns with our growth strategy to become the trusted global infrastructure partner for 5G wireless data transmission and EV charging ecosystems delivering safe, reliable, scalable and flexible bespoke client solutions.

Ms. Lenard will serve on Charge’s Audit Committee and Nominating and Governance Committee. Mr. Jacobs will serve on Charge’s Audit Committee and will chair the Nominating and Governance Committee, and Ms. Hanson will chair Charge’s Audit Committee and act as the Committee’s audit committee financial expert. These appointments bring the number of directors of Charge Enterprises' board to ten.

For more information about Charge Enterprises board of directors, visit:  https://www.charge.enterprises/investors.

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About Charge Enterprises Inc.

Our Telecommunications Division

Our Telecommunications division (“Telecommunications”) has provided termination of both voice and data to Carriers and Mobile Network Operators (MNO's) globally for over two decades and we will selectively add profitable products and services to this long-established business.

Our Infrastructure Division

Our Infrastructure division (“Infrastructure”) has a primary focus on two fast growing sectors: electric vehicle (“EV”)  charging, and Telecommunications Network 5G, including cell tower, small cell, and in-building applications. Solutions for these two sectors include: Design and Engineering, Equipment specification and sourcing, Installation, Data & software solutions, and Service and Maintenance.

Our Investment Division

Our Investment division (“Investment”) focuses on opportunities related to our global portfolio to expand our vision’s impact. We aim to invest in opportunities that would complement our two operating divisions in addition to marketable securities, including money markets funds and other listed securities. Our Investment division provides services aimed at offsetting the overall cost of capital.

We offer our Investment services through our wholly-owned subsidiary, Charge Investments (“CI”).

To learn more about Charge, visit  Charge Enterprises.

Media Contacts:

Steve Keyes (248) 952-7022

Steve.keyes@centigrade.com

Investor Relations:

Carolyn Capaccio, CFA (212) 838-3777

Ccapaccio@lhai.com

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Notice Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect current expectations or beliefs regarding future events or Charge's future performance. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "continues", "forecasts", "projects", "predicts", "intends", "anticipates", "targets" or "believes", or variations of, or the negatives of, such words and phrases or state that certain actions, events or results "may", "could", "would", "should", "might" or "will" be taken, occur or be achieved. All forward-looking statements, including those herein, are qualified by this cautionary statement.

Although Charge believes that the expectations expressed in such forward looking statements are based on reasonable assumptions, such statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the business plans and strategies of Charge, Charge's future business development, market acceptance of electric vehicles, Charge's ability to generate profits and positive cash flow, changes in government regulations and government incentives, subsidies, or other favorable government policies, and other risks discussed in Charge’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned that the foregoing list of risks and uncertainties is not exhaustive of the factors that may affect forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date of this press release or as of the date or dates specified in such statements. For more information on Charge, investors are encouraged to review Charge's public filings on OTC Market at https://www.otcmarkets.com/stock/CRGE/overview. Charge disclaims any intention or obligation to update or revise any forward- looking information, whether as a result of new information, future events or otherwise, other than as required by law.

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